UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2025

HANESBRANDS INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Cherry Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	HBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On November 25, 2025, Hanesbrands Inc., a Maryland corporation (“Hanesbrands”), held a special meeting of stockholders (the “Special Meeting”).

As of the close of business on September 30, 2025, the record date for the Special Meeting, there were 353,802,157 shares of Hanesbrands common stock outstanding and entitled to vote at the Special Meeting. A total of 259,356,571 shares, or approximately 73.3%, of all outstanding shares of Hanesbrands common stock eligible to be voted at the Special Meeting, were present or represented by proxy at the Special Meeting.

The following are the voting results of the proposals considered and voted upon by the Hanesbrands stockholders at the Special Meeting, which proposals are further described in the definitive proxy statement/prospectus filed by Hanesbrands with the U.S. Securities and Exchange Commission on October 23, 2025 (the “Definitive Proxy Statement/Prospectus”):

Proposal 1: The Merger Proposal

Hanesbrands stockholders approved the merger of Helios Merger Sub, Inc. with and into Hanesbrands (the “Hanesbrands Merger”), the conversion of Hanesbrands into a Maryland limited liability company (the “LLC Conversion”), the merger of Galaxy Merger Sub 1, Inc. with and into Helios Holdco, Inc. (the “First Gildan Merger”), and the merger of Helios Holdco, Inc. with and into Galaxy Merger Sub 2, Inc. (the “Second Gildan Merger” and, together with the Hanesbrands Merger, the LLC Conversion and the First Gildan Merger, the “Transactions”), pursuant to the terms of the Agreement and Plan of Merger, dated as of August 13, 2025 (the “Merger Agreement”), by and among Gildan Activewear Inc., a corporation incorporated under the Canada Business Corporations Act (“Gildan”), Galaxy Merger Sub 2, Inc., a Maryland corporation and direct wholly owned subsidiary of Gildan, Galaxy Merger Sub 1, Inc., a Maryland corporation and direct wholly owned subsidiary of Galaxy Merger Sub 2, Inc., Hanesbrands, Helios Holdco, Inc., a Maryland corporation and direct wholly owned subsidiary of Hanesbrands, and Helios Merger Sub, Inc., a Maryland corporation and direct wholly owned subsidiary of Helios Holdco, Inc. (such proposal, the “Merger Proposal”).

For	Against	Abstain	Broker Non-Votes
243,902,443	15,125,793	328,335	—

Proposal 2: The Non-binding Compensation Proposal

Hanesbrands stockholders approved, on a non-binding, advisory basis, the compensation that may be paid or become payable to Hanesbrands’ named executive officers that is based on or otherwise relates to the Transactions (such proposal, the “Non-binding Compensation Proposal”).

For	Against	Abstain	Broker Non-Votes
237,264,812	21,208,003	883,756	—

Proposal 3: The Adjournment Proposal

Hanesbrands stockholders did not vote on the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the Transactions (such proposal, the “Adjournment Proposal”), because such adjournment was not necessary.

Item 8.01.	Other Events

On November 20, 2025 at 11:59 p.m. Eastern Time, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) relating to the Transactions expired. The expiration of the waiting period under the HSR Act satisfies one of the conditions to the closing of the Transactions.

Completion of the Transactions remains subject to the satisfaction of the other closing conditions set forth in the Merger Agreement, including the receipt of certain regulatory consents and approvals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANESBRANDS INC.

	By:	/s/ M. Scott Lewis
Date: November 25, 2025		Name: M. Scott Lewis Title: Chief Financial Officer and Chief Accounting Officer